Exhibit 5.1
August 11, 2010
Aradigm Corporation
3929 Point Eden Way
Hayward, CA 94545
Re: Aradigm Corporation — Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as counsel to Aradigm Corporation, a California corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling shareholders identified in the prospectus constituting a part of the Registration Statement of an aggregate of up to 68,229,726 shares of the Company’s common stock, no par value per share, consisting of (i) up to 34,702,512 issued and outstanding shares of the Company’s common stock (the “Shares”) issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of June 18, 2010, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the “June 2010 Securities Purchase Agreement”), (ii) up to 7,527,214 shares of the Company’s common stock (the “Warrant Shares”) issuable upon exercise of warrants issued pursuant to the terms of the June 2010 Securities Purchase Agreement and (iii) up to 26,000,000 shares of the Company’s common stock (the “Novo Shares”) issuable pursuant to the terms of that certain Stock Purchase Agreement, dated as of July 30, 2010, by and among the Company and Novo Nordisk A/S (the “Novo Nordisk Stock Purchase Agreement”).
In connection with this opinion, we have examined the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), the Company’s Amended and Restated Bylaws and such other corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have assumed (i) in such examination, the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies, (ii) in rendering our opinion in paragraph 2 below with respect to the Warrant Shares, the Company’s receipt of the requisite shareholder approval to amend the Articles of Incorporation to increase the authorized number of shares of the Company’s common stock by an amount sufficient to cover the Warrant Shares and the Company’s filing of such amendment with the Secretary of State of the State of California and (iii) in rendering our opinion in paragraph 3 below with respect to the Novo Shares, the

Company’s receipt of the requisite shareholder approval to amend the Articles of Incorporation to increase the authorized number of shares of the Company’s common stock by an amount sufficient to cover the Novo Shares and the Company’s filing of such amendment with the Secretary of State of the State of California.
Based upon, subject to and limited by the foregoing, we are of the opinion that:
1.	The Shares have been validly issued and are fully paid and nonassessable.

2.	The Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

3.	The Novo Shares, when issued against the consideration therefor in accordance with the terms of the Novo Nordisk Stock Purchase Agreement, will be validly issued, fully paid and nonassessable.
This opinion is based solely on the General Corporation Law of the State of California, including the relevant portions of California’s constitution, statutes, and case law in effect as of the date hereof. We express no opinion as to the laws of any other jurisdiction.
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement, the prospectus constituting a part thereof, and any amendments to the Registration Statement or prospectuses related thereto. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Morrison & Foerster LLP
Morrison & Foerster LLP